EXHIBIT 99.1

Investors Title Company Announces First Quarter 2008 Results

CHAPEL HILL, N.C., May 9, 2008 (PRIME NEWSWIRE) -- J. Allen Fine, Chairman of Investors Title Company (Nasdaq:ITIC), announced that for the quarter ended March 31, 2008, the Company reported net income of $2,124,380, a decrease of 8.5% compared with $2,322,214 for the prior year period. Net income per diluted share equaled $0.87, a decrease of 5.4% compared with $0.92 per diluted share in the same period last year. Net premiums written increased 6.1% to $17,813,360 and total revenues increased 2.6% to $20,860,919 compared with the prior year period.

Revenues exceeded the prior year period primarily due to an increase in net premiums written. The increase was driven by a pick up in mortgage refinancing during the quarter and refinance activity represented approximately 38% of premiums. Investment income and revenue from other sources also increased during the quarter with the gains in other income arising primarily from equity in earnings of unconsolidated affiliates and the Trust division. These increases were offset by a decline in revenue in our exchange segment resulting from continued declines in exchange activity.

The increase in operating expenses was primarily due to a higher level of premiums written by our agents and the corresponding increase in commissions paid, along with an increase in the provision for claims. The claims provision increased during the quarter reflecting slightly higher claims experience during the quarter.

Chairman Fine added, "Our premiums written received a boost from an increase in mortgage refinancing during the first quarter, which is typically a seasonally slow period of the year for real estate activity. We remain watchful over conditions and trends in the real estate marketplace in order to determine how to best position the Company to withstand the current market downturn."

Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. The Company also provides services in connection with tax-deferred exchanges of like-kind property and investment management services to individuals, companies, banks and trusts.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include any predictions regarding activity in the U.S. real estate market. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. For more details on risks, uncertainties and other factors that could affect expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.

               Investors Title Company and Subsidiaries
                   Consolidated Statements of Income
                        March 31, 2008 and 2007
                              (Unaudited)

                                            For The Three Months Ended
                                                      March 31
                                             -------------------------
                                                 2008         2007
                                             -----------   -----------
 Revenues:
   Underwriting income:
      Premiums Written                       $17,903,762   $16,874,977
      Less-premiums for reinsurance ceded         90,402        82,435
                                             -----------   -----------
           Net premiums written               17,813,360    16,792,542
   Investment income-interest and dividends    1,279,359     1,209,607
   Net realized gain on sales of investments     118,569       166,180
   Exchange services revenue                     404,698     1,245,479
   Other                                       1,244,933       919,961
                                             -----------   -----------
           Total Revenues                     20,860,919    20,333,769
                                             -----------   -----------
 Operating Expenses:
      Commissions to agents                    7,319,270     6,845,288
      Provision for claims                     2,048,596     1,809,433
      Salaries, employee benefits and payroll
       taxes                                   5,497,936     5,274,375
      Office occupancy and operations          1,364,252     1,436,123
      Business development                       485,451       523,182
      Filing fees and taxes, other than
       payroll and income                        192,629       165,213
      Premium and retaliatory taxes              367,337       441,920
      Professional and contract labor fees       521,409       645,010
      Other                                      238,659       222,011
                                             -----------   -----------
           Total Operating Expenses           18,035,539    17,362,555
                                             -----------   -----------

 Income Before Income Taxes                    2,825,380     2,971,214
                                             -----------   -----------
 Provision For Income Taxes                      701,000       649,000
                                             -----------   -----------
 Net Income                                  $ 2,124,380   $ 2,322,214
                                             ===========   ===========
 Basic Earnings Per Common Share             $      0.88   $      0.93
                                             ===========   ===========
 Weighted Average Shares Outstanding
  - Basic                                      2,412,499     2,499,035
                                             ===========   ===========
 Diluted Earnings Per Common Share           $      0.87   $      0.92
                                             ===========   ===========
 Weighted Average Shares Outstanding
  - Diluted                                    2,437,195     2,535,858
                                             ===========   ===========

               Investors Title Company and Subsidiaries
                      Consolidated Balance Sheets
              As of March 31, 2008 and December 31, 2007
                              (Unaudited)

                                             March 31,    December 31,
                                               2008           2007
                                           ------------   ------------
 Assets
  Investments in securities:
   Fixed maturities:
    Held-to-maturity, at amortized cost    $    556,575   $  1,052,535
    Available-for-sale, at fair value        81,252,712     90,530,946
   Equity securities, available-for-sale,
    at fair value                            13,220,924     14,586,066
   Short-term investments                    29,576,039     21,222,533
   Other investments                          2,377,785      1,634,301
                                           ------------   ------------
     Total investments                      126,984,035    129,026,381

  Cash and cash equivalents                   3,209,422      3,000,762
  Premiums and fees receivable, net           7,436,409      6,900,968
  Accrued interest and dividends              1,088,312      1,254,641
  Prepaid expenses and other assets           1,267,623      1,276,806
  Property acquired in settlement of claims     278,476        278,476
  Property, net                               5,066,836      5,278,891
  Deferred income taxes, net                  2,551,113      2,625,495
                                           ------------   ------------

     Total Assets                          $147,882,226   $149,642,420
                                           ============   ============
 Liabilities and Stockholders' Equity
 Liabilities:
  Reserves for claims                      $ 37,079,000   $ 36,975,000
  Accounts payable and accrued liabilities    9,423,111     11,236,781
  Commissions and reinsurance payable           197,640        406,922
  Current income taxes payable                  579,877      1,747,877
                                           ------------   ------------
     Total liabilities                       47,279,628     50,366,580
                                           ------------   ------------
 Stockholders' Equity:
  Common stock - no par value
   (shares authorized 10,000,000; 2,415,020
   and 2,411,318 shares issued and
   outstanding 2008 and 2007, respectively,
   excluding 291,676 shares for 2008 and
   2007 of common stock held by the
   Company's subsidiary)                              1              1
  Retained earnings                          97,680,946     95,739,827
  Accumulated other comprehensive income      2,921,651      3,536,012
                                           ------------   ------------
     Total stockholders' equity             100,602,598     99,275,840
                                           ------------   ------------
     Total Liabilities and
      Stockholders' Equity                 $147,882,226   $149,642,420
                                           ============   ============

               Investors Title Company and Subsidiaries
                     Net Premiums Written By State
          For the Three Months Ended March 31, 2008 and 2007
                              (Unaudited)

                                    2008              2007
                                ------------      ------------
 Illinois                       $    589,969      $    388,957
 Kentucky                            816,810           549,690
 Maryland                            267,824           286,871
 Michigan                          1,045,827           779,325
 New York                            512,198           506,759
 North Carolina                    8,948,667         7,913,473
 Pennsylvania                        443,129           326,654
 South Carolina                    1,903,380         1,716,400
 Tennessee                           541,674           649,390
 Virginia                          1,521,794         1,560,504
 West Virginia                       470,898           467,925
 Other States                        745,248         1,722,099
                                ------------      ------------
   Direct Premiums                17,807,418        16,868,047
 Reinsurance Assumed                  96,344             6,930
 Reinsurance Ceded                   (90,402)          (82,435)
                                ------------      ------------
   Net Premiums Written         $ 17,813,360      $ 16,792,542
                                ============      ============

               Investors Title Company and Subsidiaries
               Net Premiums Written By Branch and Agency
                        March 31, 2008 and 2007
                              (Unaudited)

                          For The Three Months Ended
                                    March 31
                --------------------------------------------
                     2008%            2007%
                --------------------------------------------
 Branch         $ 7,351,295      41      $ 7,133,311     42

 Agency          10,462,065      59        9,659,231     58
                --------------------------------------------
 Total          $17,813,360     100      $16,792,542    100
                ============================================

CONTACT: Investors Title Company
         Elizabeth B. Lewter
         (919) 968-2200